        Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Great Hall Investment Funds,Inc., do hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Great Hall Investment Funds,Inc.for the year ended July 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Great Hall Investment Funds,Inc.for the stated period.


           /s/ Jennifer Lammers                     /s/ Chris Tomas
           --------------------------             ---------------------------
           Jennier Lammers                          Chris Tomas
           Chief Executive Officer                  Chief Financial Officer



Date       11/21/03
           --------



A signed original of this written statement required by Section 906 has been provided to Great Hall Investment Funds, Inc. and will be retained by Great Hall Investment Funds, Inc. and furnished to the SEC or its staff upon request. This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Great Hall Investment Funds, Inc.for purposes of the Securities and Exchange Act of 1934.